UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 5)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2003

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
Of incorporation)		Identification No.)

7 Jianguomen Nei Avenue

Bright China Chang An Building

Tower 2, Room 1519

Beijing 100005

People’s Republic of China

(011) 8610-6510-2160

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Items 7(b) of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 5, 2003, as amended by Amendment No. 1 filed with the SEC on December 23, 2003, Amendment No. 2 filed with the SEC on February 6, 2004, Amendment No. 3 filed with the SEC on February 9, 2004 and Amendment No. 4 filed with the SEC on March 2, 2004 is hereby amended as follows:

1. Note (F) of the Pro Forma Adjustments and Assumptions relating to the Focus Web site as set forth in Item 7(b) of Form 8-K/A No. 2 and No. 4 is hereby amended and restated in its entirety as set forth below:

“(F) To record amortization expense of identifiable intangible assets of $104,000 for the nine months ended September 30, 2003, as if the Focus Acquisition had occurred on January 1, 2003. The identifiable intangible assets of $1,582,000, consisting of domain name and advertiser relationship are recognized and amortized over their estimated useful life of as follows:

	Amount (in thousands)	Weighted average life (years)
Domain name	$1,459	15
Advertising relationships	123	3
Total	$1,582	14

The amortization expense is estimated to be $138,000, $138,000, $97,000, $97,000, and $97,000 during the years ending December 31, 2004, 2005, 2006, 2007 and 2008, respectively.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOHU.COM INC.

Date: March 15, 2004	By:	/s/ CHARLES ZHANG

Charles Zhang President and Chief Executive Officer